Exhibit 15
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     May 11 , 1995




     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, DC 20549

     Dear Sirs:

     We are aware that Conrail Inc. has incorporated by reference our report dated April 19, 1995 (issued pursuant to the provisions of Statement on Auditing
     Standards No. 71) in the following registration statements:

      *   Registration Statement on Form S-8 No. 33-19155

      *   Registration Statement on Form S-8 No. 33-44140

      *   Registration Statement on Form S-8 No. 33-57717

      *   Registration Statement on Form S-3 No. 33-64670.

     We are also aware of our responsibilities under the Securities Act of 1933 and that pursuant to Rule 436(c) our report dated April 19, 1995 shall not be considered part of a registration statement prepared or certified by us or a report prepared or certified by us within the meaning of Sections 7 and 11 of the Securities Act of 1933.

     Very truly yours,



     PRICE WATERHOUSE LLP
     Thirty South Seventheenth Street
     Philadelphia, PA 19103